News Release

News Media Contact: Helen McCarthy, PR and Communications Manager, 317.708.8010, helen.mccarthy@dukerealty.com

Steven W. Schnur Promoted to Executive Vice President and Chief Operating Officer of Duke Realty

Commercial real estate professional and long-term associate will oversee Duke Realty's real estate operations across the country.

(INDIANAPOLIS, Ind. – Sept. 4, 2019) Duke Realty Corporation (NYSE: DRE), the leading domestic-focused industrial property REIT (Real Estate Investment Trust) in the country, announced today that Steven W. Schnur has been promoted to Executive Vice President and Chief Operating Officer.

"Steve Schnur has been a senior leader at Duke Realty for sixteen years, continually assuming additional responsibilities and advancing in our organization," said James B. Connor, Chairman and Chief Executive Officer of Duke Realty. "In his new role, Steve will take direct responsibility for all of Duke Realty's real estate operations across the country. Steve will oversee all real estate operating budgets as well as overhead and capital spending. Steve also will be in charge of the leasing and management of our existing 158 million-square-foot portfolio and identifying and pursuing new development opportunities."

Mr. Schnur has been with Duke Realty since 2003 when he joined the company's Chicago office as Vice President of Leasing. During his tenure with Duke Realty, Mr. Schnur has held various management positions. Notably, in 2004, he was promoted to Senior Vice President, Chicago and, in 2015, was named Executive Vice President, Central Region. In 2017, he was promoted to Senior Regional Executive Vice President. Mr. Schnur is a member of the company's Executive, Investment, Internal Finance and Operating Committees.

Prior to joining Duke Realty, Mr. Schnur spent nearly five years as Director of Real Estate for Opus North Corporation.

Mr. Schnur received his Bachelor of Science in organizational studies and his Masters of Science in Integrated Marketing Communications from Northwestern University. He serves on the board of the American Red Cross Indiana Chapter, is a mentor in Northwestern Athletes' Mentoring Program and is a member of SIOR and NAIOP. Honors he has received include being named to *Crain's Chicago Business* 40 under 40 in 2008 and the *Midwest Real Estate News* Commercial Real Estate Hall of Fame in 2016.

About Duke Realty

Duke Realty owns, maintains an interest in or has under development approximately 158 million rentable square feet of industrial assets in 20 major U.S. logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P 500. The company maintains a Baa1 rating from Moody's Investor Service and a BBB+ rating from Standard & Poor's Financial Services. More information about Duke Realty is available at www.dukerealty.com. Duke Realty also can be followed on Twitter, LinkedIn, Facebook and YouTube.

Cautionary Note Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements

include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2018. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.